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Be Incorporated
800 El Camino Real, Suite 400, Menlo Park, CA 94025

Dear Stockholder:

Formal notice of the Special Meeting of Stockholders to be held on [________], 2001 at [__]:[__] [_].m. at [Meeting Location], [Meeting Address], [City, California] is in the enclosed proxy statement. Please read the proxy statement and vote promptly. Your vote is important. Please vote today.

For this Special Meeting, you may vote by telephone, Internet, fax or mail.
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Vote by Telephone              Have this proxy card available when you call the
                               toll-free number 1-800-250-9081 using a touch-tone telephone. Enter your Control Number when asked and follow the simple prompts.
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Vote by Internet               Have this proxy card available when you access
                               the website at http://www.votefast.com - Enter your Control Number where indicated and follow the simple prompts.
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Vote by Fax                    Please mark, sign and date this proxy card and
                               fax it to 1-412-299-9191.
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Vote by Mail                   Please mark, sign and date this proxy card and
                               return it to Corporate Election Services, P.O. Box 1150, Pittsburgh, Pennsylvania 15230 in the enclosed postage-paid envelope.
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                       Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 9:00 p.m. California time on
            [________], 2001 to be counted in the final tabulation.

If you vote by telephone, Internet or fax, please do not send your proxy by mail.


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        Your Control Number is:
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        \/ Please fold and detach card at perforation before mailing \/
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PROXY                            Be Incorporated                           PROXY
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This proxy is solicited by the Board of Directors for use at the Special Meeting
of Stockholders on [__________], 2001. The shares of stock you hold in your account will be voted as specified below. If no choice is specified, the proxy will be voted "FOR" items 1 and 2. If you wish to withhold the discretionary authority referred to in Proposal 3 below, you should mark a line through the entire proposal. The Board of Directors recommends a vote FOR items 1 and 2.

1. To approve the sale by Be of substantially all of Be's intellectual property and other technology assets, including those related to the BeOS and BeIA operating systems, to an indirect wholly owned subsidiary of Palm, Inc. pursuant to the terms of the asset purchase agreement dated August 16, 2001, as amended and restated as of September 10, 2001, in the form of Annex A attached to the proxy statement.

     |_| FOR               |_| AGAINST               |_|  ABSTAIN

2. To approve the dissolution of Be and adopt the plan of dissolution in the form of Annex B attached to the proxy statement.

     |_| FOR               |_| AGAINST               |_|  ABSTAIN

3. In the Board's discretion upon such other business as may properly come before the Special Meeting of Stockholders or any adjournments thereof.

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By signing the proxy, you revoke all prior proxies and appoint Jean-Louis F.
Gassee and Daniel S. Johnston, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote your shares on the matters shown above and any other matters which may come before the Special Meeting of Stockholders and all adjournments.
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                    Signature


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                    Signature


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                    Date

                    Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. Corporations should provide full name of corporation and title of authorized officer signing the proxy.